Exhibit 23.5

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Metaldyne Performance Group Inc. and MPG Holdco I Inc. of our report dated March 14, 2014 relating to the consolidated financial statements of Grede Holdings LLC and Subsidiaries, which appears in Metaldyne Performance Group Inc.’s Registration Statement on Form S-4 (No. 333-203772). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

January 19, 2016